Exhibit 10.2

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is dated as of _________________, by and between Dome Ventures Corporation, a Delaware corporation (“Dome”), and _______________ (“Stockholder”).

RECITALS

WHEREAS, Metalline Mining Company, a Nevada corporation (“Metalline”), Metalline Mining Delaware, Inc. (“Merger Sub”), a Delaware corporation and Dome have entered into an Agreement and Plan of Merger and Reorganization (as it may be amended, supplemented, modified or waived from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into Dome (the “Merger”), upon the terms and subject to the conditions set forth therein;

WHEREAS, Stockholder is the record and Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of, that number of Shares (as defined below) set forth below Stockholder’s name on the signature page hereto; and

WHEREAS, as an inducement to Dome entering into the Merger Agreement and incurring the obligations therein, Dome has required that certain Stockholders enter into this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1 - CERTAIN DEFINITIONS

Section 1.1 Capitalized Terms.  For this purposes of this Agreement:

(a)	“Beneficial Owner” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act).

(b)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(c)	“Expiration Time” has the meaning set forth in Section 2.1.

(d)
“Law” means “Laws” means any federal, national, supranational, state, provincial, local or similar constitution, statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

(e)
“Owned Shares” means the Shares of which Stockholder is the Beneficial Owner as of the date of this Agreement and set forth below his name on the signature page hereto and any additional Shares of which Stockholder becomes the Beneficial Owner after the date of this Agreement including upon the exercise of stock options, warrants or other rights to acquire Shares.

(f)
“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

(g)	“Representative” means, with respect to any particular Person, any director, officer, employee, consultant, accountant, legal counsel, investment banker or other representative of such Person.

(h)
“Shares” means shares of common stock, par value $0.01 per share of Metalline, and will also include for purposes of this Agreement all shares or other voting securities into which Shares may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of the Shares and entitled to vote in respect of the matters contemplated by Article 2.

(i)
“Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, encumbrance or other disposition of such security or the Beneficial Ownership thereof (including by operation of Law), or the entry into any contract to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security or other rights in or of such security.

ARTICLE 2 - AGREEMENT TO VOTE

Section 2.1 Agreement to Vote.  Subject to the terms and conditions hereof, Stockholder irrevocably and unconditionally agrees that from and after the date hereof and until the earliest to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (the “Expiration Time”), at any meeting (whether annual or special, and at each adjourned or postponed meeting) of Metalline’s stockholders, however called, for the purpose of, or in connection with any written consent of Metalline’s stockholders with respect to, seeking any stockholder approval (an “Approval”) required in connection with or related to the Merger Agreement (a “Stockholder Meeting”), Stockholder will (x) appear at such meeting or otherwise cause the Owned Shares to be counted as present thereat for purposes of calculating a quorum, and respond to each request by Dome for written consent, if any and (y) vote, or cause to be voted (including by written consent, if applicable), all of the Owned Shares (A) in favor of any Approval, including the Share Issuance (as defined in the Merger Agreement) (whether or not recommended by the Board of Directors of Metalline or any committee thereof), (B) against any Competing Transaction (as defined in the Merger Agreement) submitted by Metalline for a vote by its stockholders, and (C) against any proposal made in opposition to, or in competition or inconsistent with, the purposes and intents of the Merger Agreement or the Merger.

Section 2.2 Additional Shares.  Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Dome of the number of any new Shares with respect to which Beneficial Ownership is acquired by Stockholder, if any, after the date hereof and before the Expiration Time. Any such Shares shall automatically become subject to the terms of this Agreement as though owned by Stockholder as of the date hereof.

Section 2.3 Restrictions on Transfer, Etc.  Stockholder agrees, from the date hereof until the Expiration Time, not to (i) directly or indirectly Transfer any Owned Shares, (ii) tender any Owned Shares into any tender or exchange offer or otherwise or (iii) grant any proxy with respect to the Owned Shares, deposit the Owned Shares into a voting trust, enter into a voting agreement with respect to any of the Owned Shares or otherwise restrict the ability of Stockholder freely to exercise all voting rights with respect thereto. Any action attempted to be taken in violation of the preceding sentence will be null and void. Stockholder further agrees to authorize and request Metalline and Dome to notify Metalline’s transfer agent that there is a stop transfer order with respect to all of the Owned Shares (other than in respect of Transfers expressly permitted by this Section 2.3) and that this Agreement places limits on the voting of the Owned Shares.

Section 2.4 Proxies.  Stockholder hereby revokes any and all previous proxies granted with respect to his Owned Shares. By entering into this Agreement, subject to the last sentence of this Section 2.4, Stockholder hereby irrevocably grants a proxy appointing Dome with full power of substitution, as Stockholder’s attorney-in-fact and proxy, for and in Stockholder’s name, to be counted as present, vote, express consent or dissent with respect to his Owned Shares solely on the matters set forth in, and in the manner contemplated by, Section 2.1. The proxy granted by Stockholder pursuant to this Section 2.4 is, subject to the last sentence of this Section 2.4, irrevocable and is coupled with an interest, in accordance with Section 78.355 of the Nevada Revised Statues, and is granted in order to secure Stockholder’s performance under this Agreement and also in consideration of Dome entering into this Agreement and the Merger Agreement. If Stockholder fails for any reason to be counted as present, consent or vote the Owned Shares in accordance with the requirements of Section 2.1 above (or anticipatorily breaches such section), then Dome shall have the right to cause to be present, consent or vote Stockholder’s Owned Shares in accordance with the provisions of Section 2.1. The proxy granted by Stockholder shall be automatically revoked upon termination of this Agreement in accordance with its terms.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of Stockholder.  Stockholder represents and warrants to Dome as of the date of this Agreement, as of the date of any Company Stockholders Meeting (and as of the date of any adjournment or postponement thereof) and as of the date of the execution of any written Stockholder consent or any proxy permitted under this Agreement or consented to by Dome, as follows:

(a)
Stockholder has the requisite capacity and authority to execute and deliver this Agreement and to fulfill and perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a legal, valid and binding agreement of Stockholder enforceable by Dome against Stockholder in accordance with its terms.

(b)
Stockholder is the record and Beneficial Owner, free and clear of any liens (other than those arising under this Agreement or except as otherwise noted herein) of the Owned Shares and, except as provided in this Agreement, has full and unrestricted power to dispose of and vote all of the Owned Shares without the consent or approval of, or any other action on the part of any other Person, and has not granted any proxy inconsistent with this Agreement that is still effective or entered into any voting or similar agreement with respect to, the Owned Shares.  The Owned Shares set forth below Stockholder’s name on the signature page hereto constitute all of the capital stock of Metalline that is Beneficially Owned by Stockholder as of the date hereof, and Stockholder does not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Shares or any securities convertible into or exercisable for Shares).

(c)
Other than the filing by Stockholder of any reports with the SEC required by Section 13(d) or 16(a) of the Exchange Act, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof (i) requires any consent or other permit of, or filing with or notification to, any governmental entity or any other person by Stockholder, (ii) results in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default (or gives rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any organizational document or contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets (including the Owned Shares) may be bound, (iii) violates any order or law applicable to Stockholder or any of Stockholder’s properties or assets (including the Owned Shares) or (iv) results in a lien upon any of Stockholder’s properties or assets (including the Owned Shares).

(d)	Stockholder has received an execution copy of the Merger Agreement and has read the Merger Agreement and this Agreement in consultation with his personal counsel.

ARTICLE 4 - ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Section 4.1 Waiver of Appraisal Rights.  Stockholder hereby waives any rights of appraisal or rights of dissent from the Merger that Stockholder may have.

Section 4.2 Disclosure.  Stockholder hereby authorizes Dome and Metalline to publish and disclose in any announcement or disclosure required by the SEC, Stockholder’s identity and ownership of the Owned Shares and the nature of Stockholder’s obligation under this Agreement, provided that Stockholder is provided with a reasonable opportunity to review and comment on such disclosure.

Section 4.3 Non-Interference; Further Assurances.  Stockholder agrees that prior to the termination of this Agreement, Stockholder shall not take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by Stockholder of its obligations under this Agreement. Stockholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by Dome to confirm and assure the rights and obligations set forth in this Agreement or to consummate the transactions contemplated by this Agreement.

Section 4.4 No Solicitation.  Subject to Section 6.13, Stockholder agrees, solely in his capacity as the Beneficial Owner of the Owned Shares, that he shall not, and shall cause his Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage (including by way of providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making, or the completion of, a Competing Transaction, (ii) participate or engage in any discussions or negotiations with, or furnish or disclose any non-public information relating to Metalline or any of its subsidiaries to, or otherwise knowingly cooperate with or knowingly assist any Person in connection with a Competing Transaction, (iii) approve, endorse or recommend any Competing Transaction, (iv) enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to a Competing Transaction, or (v) resolve, propose or agree to do any of the foregoing, including any agreement with respect to Stockholder’s potential investment in connection with any transaction or resulting entity. If, prior to the Expiration Time, Stockholder receives a proposal with respect to the sale of Shares in connection with a Competing Transaction, then Stockholder will promptly (and in any event within 24 hours) inform Dome of the identity of the Person making, and the material terms of, such proposal.

ARTICLE 5 - TERMINATION

Section 5.1 Termination.  This Agreement will terminate without further action at the Expiration Time.

Section 5.2 Effect of Termination.  Upon termination of this Agreement, the rights and obligations of all the parties will terminate and become void without further action by any party except for the provisions of Section 5.1, this Section 5.2 and Article 6, which will survive such termination. For the avoidance of doubt, the termination of this Agreement shall not relieve any party of liability for any breach of this Agreement (excluding an unintentional breach) prior to the time of termination.

ARTICLE 6 - GENERAL

Section 6.1 Notices.  Any notice, request, instruction or other communication under this Agreement will be in writing and delivered by hand or overnight courier service or by facsimile, (i) if to Stockholder, to the address set forth below his name on the signature page hereto, and (ii) if to Dome, in accordance with Section 7.8 of the Merger Agreement, or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication will be effective (A) if delivered by hand or overnight courier service, when such delivery is made at the address specified in this Section 6.1, or (B) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 6.1 and appropriate confirmation is received.

Section 6.2 No Third Party Beneficiaries, Etc.  This Agreement is not intended to confer any rights or remedies upon any person other than the parties to this Agreement, or to make Stockholder responsible for any of Dome’s obligations under the Merger Agreement.

Section 6.3 Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Colorado, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.

Section 6.4 Severability.  The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

Section 6.5 Assignment.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or part (whether by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempt to do so will be null and void.

Section 6.6 Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 6.7 Amendments.  This Agreement may not be amended except by written agreement signed by all of the parties to this Agreement.

Section 6.8 Extension; Waiver.  At any time prior to the Expiration Time, Dome, on the one hand, and Stockholder, on the other hand, may (i) extend the time for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (iii) unless prohibited by applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

Section 6.9 Fees and Expenses.  Except as expressly provided in this Agreement, each party is responsible for its own fees and expenses (including the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entry into of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.10 Entire Agreement. This Agreement (including any specific reference to the Merger Agreement) constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

Section 6.11 Counterparts; Effectiveness; Execution.  This Agreement may be executed in any number of counterparts, all of which are one and the same agreement. This Agreement may be executed by facsimile signature by any party and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

Section 6.12 Specific Performance.  The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.13 Action in Stockholder Capacity Only.  The parties acknowledge that this Agreement is entered into by Stockholder solely in his capacity as the Beneficial Owner of the Owned Shares and nothing in this Agreement shall in any way restrict or limit any action taken or to be taken (or failure to act) by Stockholder in his capacity as a director or officer of Metalline (but not on his own behalf as the Beneficial Owner of the Owned Shares) and the taking of any actions (or failure to act) in his capacity as an officer or director of Metalline will not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

[Remainder of page intentionally left blank. Signature Page Follows.]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first written above.

DOME VENTURES CORPORATION

By:
Name
Title

STOCKHOLDER:

Name

Owned Shares:

________________

________________

Address for Notices to Stockholder:

C/O Metalline Mining Company
1330 E. Margaret Ave.
Coeur d’Alene, ID 83815